UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2024

PAVMED INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37685	47-1214177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Madison Avenue, 25th Floor, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 813-1828

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	PAVM	The Nasdaq Stock Market LLC
Series Z Warrants to Purchase Common Stock	PAVMZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Debt Exchange

On November 15, 2024, PAVmed Inc. (the “Company”) entered into an Exchange Agreement (the “Debt Exchange Agreement”) with the holder (the “Holder”) of its outstanding Senior Secured Convertible Notes issued pursuant to that certain Securities Purchase Agreement dated as of March 31, 2022 (the “Convertible Notes”). The Debt Exchange Agreement provides for the exchange of $22,347,543.00 in principal amount of the Convertible Notes and interest thereon for 22,347 shares of Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), of the Company (the “Exchange”).

The consummation of the Debt Exchange Agreement is subject to customary closing conditions, including obtaining the Debt Exchange Stockholder Approval (as defined below), which the Company will seek at a special meeting of its stockholders to be held no later than January 31, 2025. Assuming the closing conditions are satisfied or waived, upon consummation of the Exchange, the Holder will acquire $22.347 million in shares of Series C Preferred Stock. The outstanding principal balance of the remaining Convertible Note will be approximately $6.4 million.

Series C Preferred Stock

Upon the consummation of the Exchange, the Company will file a certificate of designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware, setting forth the resolution of the Company’s board of directors designating up to 25,000 shares of Series C Preferred Stock and fixing the terms of the Series C Preferred Stock. The key terms of the Series C Preferred Stock will be as follows:

General. Each share of Series C Preferred Stock will have a stated value of $1,000, and will entitle the holder thereof to a preferred dividend at a rate of 7.875% per annum, payable quarterly in arrears. The Series C Preferred Stock will be pari passu with the Company’s Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), and will be required to be senior to all of the Company’s other equity securities.

Liquidation Preference. Upon liquidation, a holder of Series C Preferred Stock will be entitled to receive in cash out of the assets of the Company, before any amount would be paid to the holders of any of shares of the Company’s common stock, but pari passu with the holders of any Series B Preferred Stock then outstanding, an amount per share equal to the greater of (A) the sum of (i) 110% of the stated value (plus any accrued and unpaid dividends or other amounts then payable thereon) of such share of Series C Preferred Stock then outstanding and (ii) a ratable portion of 100% of the stated value (plus any accrued and unpaid dividends or other amounts then payable thereon) of the Series B Preferred Stock then outstanding and (B) the amount per share such holder would receive if such holder converted such share of Series C Preferred Stock into the Company’s common stock immediately prior to the date of such payment.

Voluntary Conversion. Each share of Series C Preferred Stock, plus accrued and unpaid dividends thereon, will be convertible at any time, in whole or in part, at the holder’s option, into shares of the Company’s common stock at an initial fixed conversion price of $1.068 per share, subject to certain adjustments.

Alternate Conversion. At any time following the occurrence of a Triggering Event, a holder of shares of the Series C Preferred Stock will have the right to elect to convert shares of Series C Preferred Stock into the Company’s common stock at an alternate conversion price equal to the lower of: (i) the fixed conversion price then in effect, and (ii) the lowest of (A) 80% of the VWAP of the Company’s common stock as of the trading day immediately preceding the delivery or deemed delivery of the applicable notice of conversion, (B) 80% of the VWAP of the Company’s common stock as of the trading day of the delivery or deemed delivery of the applicable notice of conversion, and (C) 80% of the average VWAP of the Company’s common stock for each of the two trading days with the lowest VWAP of the Company’s common stock during the ten consecutive trading day period ending and including the trading day immediately prior to the delivery or deemed delivery of the applicable notice of conversion, but in the case of clause (ii), not less than $0.2136 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events) (such price, the “Alternate Conversion Price”). The term Triggering Event includes events that would constitute an event of default under the Convertible Notes, in addition to the failure of the Company to complete a Qualified Company Optional Redemption (as defined below) by March 31, 2025 (the “QCOR Triggering Event”). The principal consequence of a Triggering Event (other than a bankruptcy-related Triggering Event) will be to give the Holder the right to elect an alternate conversion as described above. In addition, the occurrence of a Triggering Event (other than a QCOR Triggering Event) will result in an increase to the dividend rate and limit the Company’s right to redeem the Series C Preferred Stock. A Triggering Event (other than a bankruptcy-related Triggering Event) will not otherwise accelerate any financial or other obligation on the part of the Company in respect of the Series C Preferred Stock.

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Adjustment of Conversion Price upon Issuance of Common Stock. If the Company grants, issues or sells (or enters into any agreement to grant, issue or sell) or is deemed to have granted, issued or sold, any shares of common stock, for consideration per share less than the fixed conversion price then in effect, then immediately after such issuance, the fixed conversion price would be reduced to an amount equal to such lower price.

Company Optional Redemption. The Company will have the right to redeem all, but not less than all, of the shares of Series C Preferred Stock at a redemption price equal to 132.5% of the aggregate stated value of the Series C Preferred Stock plus all accrued and unpaid dividends and other amounts then payable thereon. The Company will also have an additional one-time right to redeem a portion of the shares of Series C Preferred Stock with an aggregate stated value of at least $5 million at the same redemption price (a “Qualified Company Optional Redemption”).

Change of Control. Upon a Change of Control (as defined in the Certificate of Designations), a holder of the Series C Preferred Stock will have the right to require the Company to redeem all, or any portion, of the holder’s shares of Series C Preferred Stock at a price equal to 132.5% of the stated value of the Series C Preferred Stock (plus any accrued and unpaid dividends or other amounts then payable thereon) or, if greater, an amount determined pursuant to the Certificate of Designations based on the then-current market price or the consideration payable in the Change of Control transaction, whichever is higher.

Beneficial Ownership Limitation. A holder will not have the right to convert any of the shares of Series C Preferred Stock, to the extent that, after giving effect to such conversion, such holder (together with certain of its affiliates and other related parties) would beneficially own in excess of 9.99% of the shares of the Company’s common stock outstanding immediately after giving effect to such conversion (the “Maximum Percentage”). The Holder may from time to time increase or decrease the Maximum Percentage; provided that in no event could the Maximum Percentage exceed 9.99%, provided, further, that any such increase would not be effective until the 61st day after delivery of a notice to the Company of such increase.

Covenants. The Company and its subsidiaries (other than Lucid) will be subject to certain customary affirmative and negative covenants regarding the rank of the Series C Preferred Stock, the incurrence of indebtedness, the existence of liens, the repayment of indebtedness and the making of investments, the payment of cash in respect of dividends, distributions or redemptions, the transfer of assets, the maturity of other indebtedness, transactions with affiliates and the ability to complete stock splits, among other customary matters. The Company also will be subject to a financial covenant requiring that it maintain its cash flow on a break-even basis.

Debt Exchange Agreement

The Debt Exchange Agreement contains certain representations and warranties, covenants and indemnities customary for similar transactions. Under the Debt Exchange Agreement, the Company also agreed to the following:

Amendments to the Remaining Convertible Notes. The Debt Exchange Agreement provides for the following amendments and modifications to the remaining Convertible Note, effective upon the consummation of the Exchange (except as otherwise noted):

●	The conversion price under the Convertible Note will be reset to $1.068.

●	The maturity date will be extended to December 31, 2025 (upon signing of the Debt Exchange Agreement, the maturity date was extended to January 31, 2025).

●	Any change of control will require the prior written consent of the Required Holders (as defined in the Convertible Note).

●	The Company will agree to not dispose of its shares of Lucid common stock without the prior written consent of the Required Holders, subject to limited exceptions.

●	All payments to be made by Lucid under that certain management services agreement, dated as of March 12, 2018 (as amended from time to time, the “MSA”), by and between Lucid and the Company, will be required to be made in cash.

●	The Company will be required to set aside 50% of gross payments received from Lucid under the MSA after January 31, 2025, if at the time of receipt the VWAP of the Company’s common stock is less than the then-current fixed conversion price or floor price of the Series C Preferred Stock or if any Triggering Event (as defined below), other than the failure of the Company to complete a Qualified Company Optional Redemption (as defined below) by March 31, 2025, has occurred and is continuing.

●	The Company will waive its right to redeem the Convertible Note so long as any shares of Series C Preferred Stock are outstanding.

●	The Holder will waive, in part, until December 31, 2025, the financial covenants requiring that (i) the amount of the Company’s available cash equal or exceed $8.0 million at all times, (ii) the ratio of (a) the outstanding principal amount of the Convertible Notes, accrued and unpaid interest thereon and accrued and unpaid late charges to (b) the Company’s average market capitalization over the prior ten trading days, not exceed 30%, and (iii) that the Company’s market capitalization shall at no time be less than $75 million (the “Financial Tests”).

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Stockholder Approval. The Company will hold a stockholder meeting, by no later than January 31, 2025, to approve resolutions authorizing (i) an increase in the authorized shares of the Company’s common stock from 50 million to 250 million shares, and (ii) the issuance of shares of the Company’s common stock upon conversion of the Series C Preferred Stock for the purposes of compliance with the stockholder approval rules of Nasdaq. The Company will be obligated to continue to seek this stockholder approval (the “Debt Exchange Stockholder Approval”) quarterly until such approval is obtained.

Reservation of Shares. The Company will reserve, for issuance in respect of the Series C Preferred Stock, a number of shares of its common stock equal to the sum of (i) 125% of the maximum number of shares issuable upon conversion of the Series C Preferred Stock calculated with a conversion price equal to the Alternate Conversion Price, without regard to any limitations on the conversion thereof, and (ii) the maximum number of shares issuable upon conversion of the remaining Convertible Note (assuming that (A) such note is convertible at the Alternate Conversion Price (as defined in the Convertible Note), and (B) interest on such note accrues through the maturity date thereof, and without regard to any limitations on the conversion thereof).

Lucid Exchange. So long as any shares of Series C Preferred Stock remain outstanding, the Holder will be entitled to exchange all, or any portion, of the remaining Convertible Note (including any interest that would accrue thereon through the maturity date thereof) into shares of Lucid common stock, at an exchange price per share of Lucid common stock equal to $0.85 per share (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events), so long as after giving effect to such exchange the Holder would not beneficially own in excess of 9.99% of the shares of Lucid’s common stock outstanding immediately after giving effect to such exchange.

Securities Purchase

On November 20, 2024, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the Holder. The Securities Purchase Agreement provides for the purchase of 2,653 shares of Series C Preferred Stock at a price of $1,000 per share, with the purchase price to be satisfied through the cancellation of $2,652,456.76 of certain unsecured debt obligations owed by the Company to the Holder (the “Purchase”).

The consummation of the Securities Purchase Agreement is subject to customary closing conditions, including obtaining the Securities Purchase Stockholder Approval (as defined below), which the Company will seek at a special meeting of its stockholders to be held no later than January 31, 2025. Assuming the closing conditions are satisfied or waived, upon consummation of the Purchase, the Holder will acquire $2.653 million in shares of Series C Preferred Stock.

Securities Purchase Agreement

The Securities Purchase Agreement contains certain representations and warranties, covenants and indemnities customary for similar transactions. Under the Securities Purchase Agreement, the Company also agreed to the following:

Stockholder Approval. The Company will hold a stockholder meeting, by no later than January 31, 2025, to approve resolutions authorizing (i) an increase in the authorized shares of the Company’s common stock from 50 million to 250 million shares, and (ii) the issuance of shares of the Company’s common stock upon conversion of the Series C Preferred Stock for the purposes of compliance with the stockholder approval rules of Nasdaq. The Company will be obligated to continue to seek this stockholder approval (the “Securities Purchase Stockholder Approval”) quarterly until such approval is obtained.

Reservation of Shares. The Company will reserve, for issuance in respect of the Series C Preferred Stock, a number of shares of its common stock equal to the sum of (i) 125% of the maximum number of shares issuable upon conversion of the Series C Preferred Stock calculated with a conversion price equal to the Alternate Conversion Price, without regard to any limitations on the conversion thereof, and (ii) the maximum number of shares issuable upon conversion of the remaining Convertible Note (assuming that (A) such note is convertible at the Alternate Conversion Price (as defined in the Convertible Note), and (B) interest on such note accrues through the maturity date thereof, and without regard to any limitations on the conversion thereof).

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Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated under this item by reference. The offer and sale of the Series C Preferred Stock, and the shares of the Company’s common stock issuable upon conversion of, and in payment of dividends on, the Series C Preferred Stock, pursuant to the Debt Exchange Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 3(a)(9) of the Securities Act, because it involves an exchange with the Company’s existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange. The offer and sale of the Series C Preferred Stock, and the shares of the Company’s common stock issuable upon conversion of, and in payment of dividends on, the Series C Preferred Stock, pursuant to the Securities Purchase Agreement are exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act, because, among other things, the transaction did not involve a public offering, the investors are accredited investors, the investors are taking the securities for investment and not resale and the Company took appropriate measures to restrict the transfer of the securities.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Items 1.01 is incorporated under this item by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
4.1	Form of Series C Convertible Preferred Stock Certificate of Designations.
10.1	Form of Exchange Agreement.
10.2	Form of Securities Purchase Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

This report contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this report are forward-looking statements. Forward-looking statements contained in this report may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will”, “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond the Company’s control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those described more fully in the section titled “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and the Company’s other reports filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 21, 2024	PAVMED INC.

	By:	/s/ Dennis McGrath
Dennis McGrath
President and Chief Financial Officer

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